Exhibit 99.3

         Annual Statement of Trust
          The CIT RV Trust 1996-B
    Class A-1 6.00 % Asset Backed Notes
    Class A-2 6.40 % Asset Backed Notes
    Class A-3 6.65 % Asset Backed Notes
      7.10 % Asset Backed Certificates
Exhibit to 10K
For the Year Ending 12/31/96

1.  Aggregate Principal & Interest Received   27179099.72
on Contracts

2.  Aggregate Amount of Liquidation Proceeds        61.21

3.  Repurchased Contracts                        19059.57

4.  Aggregate Net Servicer Advances             182368.58

5.  Transfer from Capitalized Interest          733795.33
Account

6.  Investment Earnings on Collection                   0
Account

7.  Transfer from Prefunding Account            337921.61

8.  Distributions from Reserve Account          102522.27

9.  Aggregate Distribution made in respect
of Interest:
      (a)  Class A-1  Note Interest @ 6.00     1942474.28
%
      (b)  Class A-2  Note Interest @ 6.40        1920000
%
      (c)  Class A-3  Note Interest @ 6.65     1665159.99
%
      (d)  Certificate Interest @ 7.10 %           408960
                                               5936594.27
Total Interest Distributions

10.  Aggregate Distribution made in respect
of Principal:
      (a)  Class A-1 Note Principal           18230769.91
Distributions
      (b)  Class A-2 Note Principal                     0
Distributions
      (c)  Class A-3 Note Principal                     0
Distributions
      (d)  Certificate Principal                        0
Distributions
                                              18230769.91
Total Principal Distributions

11.  Aggregate Amounts deposited into the      2287543.32
Reserve Account

12.  Aggregate Amounts paid to the Servicer     407825.99

13.  Aggregate Amounts paid to the Holder       1692094.8
of the GP Interest

Delinquency Information as of 12/31/96:      Amount                 Number
                                             ------                 ------
      (a)  31-59 Days                          2353170.58              102
      (b)  60-89 Days                           354053.91               16
      (c)  90-119 Days                          366838.23                8
      (d)  120-179 Days                         253577.37                7
      (e)  180 Days or more                             0                0

Contracts Liquidated in 1996                            0                0